UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

ACRES Commercial Realty Corp.

(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

865 Merrick Avenue, Suite 200 S
Westbury, NY		11590
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 516-535-0015

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACR	New York Stock Exchange
8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	ACRPrC	New York Stock Exchange
7.875% Series D Cumulative Redeemable Preferred Stock	ACRPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On June 28, 2021, ACRES Commercial Realty Corp. (the “Company”) and ACRES Capital, LLC (the “Manager”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. (the “Underwriter”), in connection with a follow-on underwritten public offering (the “Offering”) of the Company’s 7.875% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”).  Pursuant to the Underwriting Agreement, the Company agreed to issue and sell to the Underwriter up to a total of 2,300,000 shares of Series D Preferred Stock, including up to 300,000 shares issuable upon the exercise by the Underwriter of its over-allotment option.  The Underwriting Agreement contains certain customary representations, warranties and agreements by the Company and the Manager, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

On June 30, 2021, the Offering closed and the Company issued 2,200,000 shares of Series D Preferred Stock, including 200,000 shares to cover the partial exercise by the Underwriter of its over-allotment option, and received net proceeds (before expenses) of $53,267,500.  The Company plans to use the net proceeds from the sale of the shares of the Series D Preferred Stock, after deducting offering expenses payable by the Company, to make loan originations consistent with its investment policies and for general corporate purposes.

The Offering was made pursuant to a registration statement on Form S-3 (Registration No. 333-254315) and a related prospectus, dated April 20, 2021, including the related prospectus supplement dated June 28, 2021 and filed with the Securities and Exchange Commission. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.  The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Attached as Exhibit 5.1 to this Current Report is a copy of the opinion of McDermott Will & Emery LLP relating to the validity of the shares of Series D Preferred Stock sold in the Offering. Attached as Exhibit 8.1 to this Current Report is a copy of the opinion of Ledgewood P.C. relating to certain tax matters.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description
1.1	Underwriting Agreement, dated June 28, 2021, by and among ACRES Commercial Realty Corp., ACRES Capital, LLC and Raymond James & Associates, Inc.
5.1	Opinion of McDermott Will & Emery LLP.
8.1	Opinion of Ledgewood, PC.
23.1	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).
23.2	Consent of Ledgewood, PC (included in Exhibit 8.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRES COMMERCIAL REALTY CORP.

Date:	July 1, 2021
		By:	/s/ David J. Bryant
David J. Bryant
Chief Financial Officer